UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2014 (July 30, 2014)

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On July 31, 2014, Ramco-Gershenson Properties Trust (the “Company”) and Ramco-Gershenson Properties, L.P., entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the Underwriters named therein (the “Underwriters”), in connection with the public offering of 6,900,000 shares of the Company’s common shares of beneficial interest (the “Shares”), including 900,000 shares pursuant to the exercise of the Underwriters' over-allotment option. The sale of 6,900,000 Shares closed August 5, 2014.

The offering of the Shares was made pursuant to the Registration Statement on Form S-3ASR (Registration No. 333-190546), the base prospectus dated August 9, 2013, and the related prospectus supplement dated July 31, 2014.

Item 8.01    Other Events

On July 30, 2014, the Company issued a press release announcing the offering of 5,250,000 newly issued Shares. On July 31, 2014, the Company issued a press release announcing the upsize of the offering and pricing of the Shares. On August 5, 2014 the Company issued a press release announcing the closing of the offering. Copies of the press releases are attached hereto as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01(d)    Financial Statements and Exhibits

(d)	Exhibits

1.1
Underwriting Agreement, dated July 31, 2014, by and among the Company, Ramco-Gershenson Properties, L.P., and Deutsche Bank Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the Underwriters named therein.

	5.1	Opinion of Ballard Spahr LLP.
	99.1	Press Release, dated July 30, 2014.
	99.2	Press Release, dated July 31, 2014.
	99.3	Press Release, dated August 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date: August 5, 2014	By:/s/ GREGORY R. ANDREWS
Gregory R. Andrews
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

1.1
Underwriting Agreement, dated July 31, 2014, by and among the Company, Ramco-Gershenson Properties, L.P., and Deutsche Bank Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the Underwriters named therein.

5.1	Opinion of Ballard Spahr LLP.
99.1	Press Release, dated July 30, 2014.
99.2	Press Release, dated July 31, 2014.
99.3	Press Release, dated August 5, 2014.